NOTICE OF TERMINATION


          WHEREAS, on February 15, 2002, Sanguine Corporation (the "Company" and the "Licensor") entered into an Exclusive License Agreement with Ascendiant-Asia, LLC, a Nevada limited liability corporation (the "Licensee"), pursuant to which the Licensee agreed to certain minimum levels of annual production of the Licensed Products (the "Minimum Production"); and in the event the Licensee failed to achieve the Minimum Production, to pay a royalty to the Licensor; and

          WHEREAS, the Licensee has failed to meet the Minimum Production (as defined therein) and has failed to pay the Make-Up Royalty (as defined therein) payments to the Licensor as set forth in Section 2.2 of the Exclusive License Agreement and in the amounts per commercial Unit Produced (as defined therein) as provided in Section 5.1 thereof;

          NOW, THEREFORE, pursuant to Section 13.2 of the Exclusive License Agreement, the Company hereby elects to terminate the above referenced Exclusive License Agreement.

          DATED this 24th day of September, 2004.

                              SANGUINE CORPORATION

                               By     /s/ Thomas C. Drees
                                   Thomas C. Drees, Ph.D., MBA